11 Good Energy Sciences, Inc.

4450 Belden village Street N.W., Suite 800

Canton, OH 44718

September 9, 2011

Mario Larach, as the Sellers’ Representative

3525-723 Del Mar Heights Rd.

San Diego, CA 92130-2122

Re: Stock Purchase Agreement dated July 11, 2011 (the “Agreement”), by and among 11 Good Energy, Inc., a Delaware corporation (“Parent”), 11 Good Energy Sciences, Inc, a Delaware corporation and a wholly-owned subsidiary of Parent (“Buyer”), Kai BioEnergy Corp., a Hawaiian corporation (“Company”) and the Company’s stockholders, namely, Mario Larach and Frank Infelise (such stockholders, collectively, the “Sellers”).

Gentlemen:

Currently, by way of extensions provided for in the letter executed between Buyer and Company on August 31, 2011, the Closing Date in section 2.1 (b) of the above captioned Agreement is September 7, 2011 (the “Closing Date”) and the reference contained in section 8.1(b) of the above captioned Agreement is also September 7, 2011 (the “Termination Date”). This letter shall serve to memorialize our verbal agreement from earlier in the week to provide an extension of the Closing Date and Termination Date until the close of business on September 14, 2011. All other terms and conditions of the Agreement remain unchanged.

11 GOOD ENERGY SCIENCES, INC.

By:	/s/ Gary R. Smith
Gary R. Smith, COO

Sellers’ Representative

By:	/s/ Mario Larach
Mario Larach, as Seller’s Representative